Exhibit 10.1

                             MCG CAPITAL CORPORATION
                          1100 Wilson Blvd., Suite 800
                            Arlington, Virginia 22209


                                  July 19, 2002


NBG Radio Network, Inc.
The Cascade Building
520 SW Sixth Avenue
7th Floor
Portland, Oregon 97204
Attention: John A. Holmes, III, President


                  Re: Waiver and Amendment Number Two to Credit Agreement ("Waiver and Amendment")

Sir or Madam:

                  Reference is hereby made to that certain Credit Facility Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of June 29, 2001, by and among NBG Radio Network, Inc. ("NBG"), and certain of its direct and indirect Subsidiaries (each, including NBG, a "Borrower"; collectively, including NBG, the "Borrowers"), and the Lenders referred to therein, and MCG Capital Corporation ("MCG"), for its own account as Lender and as administrative agent ("Administrative Agent"). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

Waiver.
------

                  Under Section 4.1 of the Credit Agreement, as of May 31, 2002:
(i) Borrowers' Quarterly OCF should not have been less than $500,000, but was in fact $293,225, and (ii) Borrowers' Cumulative Revenue should not have been less than $5,900,000, but was in fact $5,696,084. Through this Waiver and Amendment, Lenders hereby waive and agree that Borrowers' failure to comply with the foregoing financial covenants as of May 31, 2002 only will no longer constitute a Default or an Event of Default under Section 4.1 of the Credit Agreement or
Section 7.1.3 of the Credit Agreement.

Amendment.
---------

                  Borrowers have requested and Lenders have agreed to amend and restate the financial covenants under Section 4.1 of the Credit Agreement. Accordingly, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, each Borrower, Administrative Agent and each Lender hereby agree that Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "4.1. Financial and Operating Covenants and Ratios. As of the end of each fiscal quarter - beginning with the respective fiscal quarters ending on the dates set forth below - Borrowers (on a consolidated basis) will satisfy each of the following financial ratios and characteristics, each of which will be determined using GAAP consistently applied, except as otherwise expressly provided:

                  4.1.1. Interest Coverage Ratio. A ratio of OCF to Interest Expense of not less than the following:

                           a. 1.50-to-1.0, from November 30, 2002 through February 27, 2003; and

                           b. 2.50-to-1.0, from and after February 28, 2003.

                  4.1.2. Total Charge Coverage Ratio. A ratio of OCF to Total Charges of not less than 1.0-to-1.0 from and after November 30, 2002.

                  4.1.3. Cash Flow Leverage Ratio. A ratio of Funded Debt to OCF of not more than the following:

                           a. 3.00-to-1.0, from November 30, 2002 through February 27, 2003; and

                           b. 2.00-to-1.0, from February 28, 2003 through November 29, 2003; and

                           c. 1.00-to-1.0, from and after November 30, 2003.

                  4.1.4. Maximum Programming Obligations and Affiliate Station Expenses. The amount of Cumulative Programming Obligations of Borrowers and Cumulative Affiliate Station Expenses of Borrowers (on a consolidated basis) will not exceed the amounts set forth below, compliance with such covenant to be measured on a cumulative basis as of the end of each fiscal quarter:

                         Percentage of Upfront Revenues
                         ------------------------------

         Fiscal Year          Cumulative Programming        Cumulative Affiliate
         Ending               Obligations                   Station Expenses

         11/30/2002           See Below                     See Below
         11/30/2003           28.9%                         6.7%
         Thereafter           28.9%                         4.6%

         Notwithstanding the foregoing, the maximum aggregate amount of Cumulative Programming Obligations shall not exceed $2.4 million and Cumulative Affiliate Station Expenses shall not exceed $2.8 million for fiscal year ending November 30, 2002.

                  4.1.5. Minimum Adjusted OCF. OCF for the immediately preceding four fiscal quarters of not less than the following:

                           a.       ($100,000) as of August 31, 2002; and

                           b.       $2,000,000 as of November 30, 2002.

                  4.1.6. Minimum Quarterly OCF. OCF for the immediately preceding fiscal quarter of not less than the following:

                           a.       $500,000 as of August 31, 2002; and

                           b.       $1,000,000 as of November 30, 2002.

                  4.1.7. Minimum Cumulative Revenue. Cumulative Revenue, meaning Gross Revenue as determined in accord with GAAP, prior to agent commissions and sales rep commission, dating from December 1, 2001 of not less than the following:

                           a.       $9,248,000 as of August 31, 2002; and

                           b.       $12,800,000 as of November 30, 2002."

                  Upon execution of this Waiver and Amendment, Borrowers will pay in immediately available funds to Administrative Agent a Documentation Fee in the amount of $500 to cover all fees, costs and expenses in connection with the preparation and execution of this Waiver and Amendment.

                  Except as expressly stated herein, all other terms of the Loan Documents remain in full force and effect and unchanged. This Waiver and Amendment will not obligate Administrative Agent or Lenders to otherwise consent to any actions or inactions in the future or to amend any Loan Document in any manner at any time in the future or to waive compliance (temporarily or otherwise) with any provision of any Loan Document. This Waiver and Amendment may be executed in counterparts and delivered by facsimile, and each such counterpart and facsimile shall be considered an effective original.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the undersigned (where appropriate, by their duly authorized officers) have executed this Waiver and Amendment, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ATTEST:                                   NBG RADIO NETWORK, INC.

By:  /s/ John J. Brumfield                By:  /s/ John A. Holmes III
     Name:  John J. Brumfield                  Name:  John A. Holmes III
     Title:  Secretary                         Title:  President


[SEAL]


ATTEST:                                   GLENN FISHER ENTERTAINMENT CORPORATION

By:  /s/ John J. Brumfield                By:  /s/ John A. Holmes III
     Name:  John J. Brumfield                  Name:  John A. Holmes III
     Title:  Secretary                         Title:  President


[SEAL]


WITNESS:                                  MCG CAPITAL CORPORATION
                                          (in its own capacity as Administrative
                                          Agent and Lender, and as servicer for
                                          its funding affiliates and
                                          securitization vehicles)

By:                                       By: /s/ Nick C. Krawczyk
   -----------------------------------         Name: Nick C. Krawczyk
                                               Title:  Vice President